Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

between

SREP III Flight – Investco, L.P.

“Purchaser”

and

Condor Hospitality Trust, Inc.

“Issuer”

Dated as of March 16, 2016

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TABLE OF CONTENTS

(continued)

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 16, 2016, between SREP III Flight – Investco, L.P. (“Purchaser”) and Condor Hospitality Trust, Inc. (“Issuer”).

WHEREAS, Issuer desires to sell and Purchaser desires to purchase 3,000,000 shares (the “Shares”) of Issuer’s Series D Cumulative Convertible Preferred Stock, $0.01 par value per share (the “Series D Stock”), for the consideration and on the terms set forth in this Agreement, which Shares will be offered and sold to Purchaser in a private placement without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(a)(2) thereof, and/or Regulation D thereunder;

WHEREAS, promptly following the date hereof, Issuer will redeem for cash (the “Redemption”) all outstanding shares of Series A Stock and Series B Stock (each as defined herein) and will use a portion of the aggregate Purchase Price (as defined herein) from the sale of the Shares to effect the Redemption;

WHEREAS, on the date hereof, Issuer has entered into an agreement (the “IRSA Exchange Agreement”) with an affiliate of Inversiones y Representaciones Sociedad Anónima (“IRSA”), the sole holder of the outstanding 3,000,000 shares of Series C Stock (as defined herein), providing for the exchange (the “IRSA Exchange”), simultaneously with the issuance of the Shares to Purchaser, of such shares of Series C Stock for (i) 3,245,156 new shares of Series D Stock (the “IRSA Exchange Shares”), which includes 245,156 shares of Series D Stock issued on account of accrued and unpaid dividends on the Series C Stock, (ii) $1,484,211 in cash and (iii) a promissory note in the principal amount of $1,011,599 from the Issuer to IRSA (the “IRSA Promissory Note”) on account of the remaining accrued and unpaid dividends on the Series C Stock, such IRSA Exchange to occur on the date hereof; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Section 6.1 of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 PURCHASE AND SALE OF THE SHARES

1.1 Purchase and Sale of the Shares.

On and subject to the terms and conditions of this Agreement, on the date hereof, Issuer shall sell, and Purchaser shall purchase the Shares; and Issuer shall transfer and convey, and Purchaser shall purchase, the Shares free and clear of any and all Liens (other than those imposed by the Articles of Incorporation and federal and state Laws). Purchaser shall purchase the Shares in a single tranche of 3,000,000 shares.

1.2 Purchase Price.

The purchase price per share for the Shares shall be $10.00 (the “Purchase Price”).

1.3 Payment of Purchase Price.

On the date hereof, Purchaser shall pay or deliver:

(a) to the Escrow Agent (as defined herein) for deposit into the Escrow Account (as defined herein) an amount in cash equal to $20,147,000 (the “Redemption Escrow Amount”), by wire transfer in immediately available funds in U.S. dollars; and

(b) to the Issuer, an amount in cash equal to (1) the product of (a) the Purchase Price and (b) the number of Shares being purchased, minus (2) the Redemption Escrow Amount, by wire transfer in immediately available funds in U.S. dollars to an account designated in writing by Issuer. A Federal Reserve Reference Number shall be requested by Purchaser at the time of the transfers for the purpose of assisting Issuer and the Escrow Agent in confirming receipt of the transfers.

1.4 Delivery of Shares.

On the date hereof, Issuer shall (a) irrevocably instruct its transfer agent to record the issuance of the Shares to Purchaser, within three (3) Business Days, following the date hereof, in book-entry form pursuant to the transfer agent’s regular procedures, free and clear of all restrictive and other notations or legends except as provided in Section 3.7 hereof, and (ii) deliver, to the extent not previously delivered, the items required to be delivered by Issuer set forth in Section 4.1.

1.5 Purchaser Exchange Act Filings

Purchaser acknowledges that it shall be responsible for any filings required by it or any member of the StepStone Group under Sections 13 or 16 of the Exchange Act in connection with the purchase or acquisition of any shares of Common Stock.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to Purchaser that:

2.1 Listing.

Issuer’s common stock, $0.01 par value per share (the “Common Stock”), is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the NASDAQ Global Market under the trading symbol “CDOR.” Issuer has been provided until May 9, 2016 to regain compliance with the listing qualifications required to continue the listing of the Common Stock on the NASDAQ Global Market. As of the date hereof, Issuer meets the listing qualifications required to transfer the listing of its Common Stock from the NASDAQ Global Market to the NASDAQ Capital Market and to continue its listing thereon, subject only to a potential requirement that Issuer commit a reverse stock split within approximately 180 days if necessary to achieve a minimum share trading price of the Common Stock of $1.00 per share. Except as set forth in the SEC Reports, Issuer is, and immediately after giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements Issuer will continue to be, in compliance with the listing and maintenance requirements of the NASDAQ Stock Market.

2.2 SEC Reports.

(a) Except as set forth in the SEC Reports filed prior to the date hereof, Issuer has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports required to be filed by Issuer under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by Issuer under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.”

(b) As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by Issuer complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by Issuer, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.3 No Material Adverse Change in Business.

Since December 31, 2014 and except as otherwise disclosed in the SEC Reports: (a) there has not occurred any material adverse change or any development that is reasonably likely to have a material adverse effect on the condition (financial, tax or otherwise), results of operations, business, properties or assets (tangible and intangible) of Issuer and its Subsidiaries considered as one enterprise (other than changes or developments relating to (i) changes in general economic conditions in the United States, other than changes which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, (ii) the execution or the announcement of this Agreement, or the consummation of the transactions contemplated hereby, or (iii) changes in GAAP or the accounting rules or regulations of the Commission) (a “Material Adverse Effect”); (b) except for regular quarterly distributions on the Common Stock (whether payable in cash, shares of Common Stock or a combination thereof), and regular distributions declared, paid or made in accordance with the terms of any series of Preferred Stock (as defined herein), there has been no dividend or distribution of any kind declared, paid or made by Issuer on any class of its capital shares; (c) there has not been an announcement by Issuer of an allegation made by a Governmental Body of fraud or malfeasance on the part of an Executive Officer of Issuer, without regard to its impact on the results of operations, business, properties or assets of Issuer and its Subsidiaries; and (d) there has not been an announcement by Issuer of a breach of a covenant in any indebtedness of Issuer, or an announcement of the receipt by Issuer of a notice of default issued by any lender of such indebtedness set forth (2.3(a) through (d) together, a “Material Adverse Change”).

2.4 Financial Statements.

The consolidated financial statements and supporting schedules of Issuer included in the SEC Reports (in each case, other than any pro forma financial information and projections) present fairly, in all material respects, the financial position of Issuer and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the SEC Reports, said financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the supporting schedules, if any, included in the SEC Reports present fairly in all material respects the information required to be stated therein. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired, if any, included in the SEC Reports present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Regulation S-X under the Exchange Act with respect to real estate operations acquired or to be acquired. The pro forma financial statements and the other pro forma financial information (including the notes thereto), included in the SEC Reports present fairly, in all material respects, the information set forth therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto), if any, are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. All material agreements to which Issuer is a party or to which the property or assets of Issuer are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

2.5 Independent Accountants.

KPMG LLP, which has expressed its opinion on the audited financial statements and related schedules included in the SEC Reports, is an independent registered public accounting firm within the meaning of the Securities Act.

2.6 Good Standing of Issuer.

Issuer has been duly organized and is validly existing and in good standing as a corporation under the Laws of the State of Maryland, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the SEC Reports; and Issuer is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to qualify and be in good standing could not reasonably be expected to have or result in a Material Adverse Effect.

2.7 Subsidiaries.

Each Subsidiary listed on Schedule 1 (“Significant Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing under the Laws of the jurisdiction of its incorporation or formation; has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation, partnership or limited liability company to transact business; and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify and be in good standing could not reasonably be expected to have or result in a Material Adverse Effect.

2.8 Capitalization.

(a) On the date hereof, the authorized capital stock of Issuer consists of (i) 200,000,000 shares of Common Stock, par value $0.01 per share, of which 4,937,050 shares are issued and outstanding and (A) 23,593,519 shares are reserved for issuance pursuant to convertible securities (other than the Series D Stock) and warrants and (B) 39,664,475 shares are reserved for issuance pursuant to the Series D Stock; (ii) 40,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), which have been authorized and are issued and outstanding in three series as follows: (A) 2,500,000 shares of Series A Cumulative Preferred Stock, par value $0.01 per share (“Series A Stock”), of which 803,270 shares are outstanding with an aggregate liquidation preference of $8,032,700 and on account of which unpaid dividends of $1,612,618 have accrued; (B) 800,000 shares of Series B Cumulative Preferred Stock, par value $0.01 per share (“Series B Stock”), of which 332,500 shares are outstanding with an aggregate liquidation preference of $8,312,500 and on account of which unpaid dividends of $2,045,799 have accrued; (C) 3,000,000 shares of Series C Cumulative Convertible Preferred Stock, par value $0.01 per share (“Series C Stock”), of which 3,000,000 shares are outstanding and will be cancelled in the IRSA Exchange with an aggregate liquidation preference of $30,000,000 and on account of which unpaid dividends of $4,947,370 have accrued; and (D) 6,000,000 shares of Series D Stock, of which 3,000,000 shares will be issued pursuant to this Agreement and 3,245,156 shares will be issued in the IRSA Exchange pursuant to the IRSA Exchange Agreement.

(b) All of the issued and outstanding shares of capital stock of each class of Issuer on the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. On the date hereof, other than shares of Common Stock reserved for issuance under Issuer’s equity compensation plans or arrangements for officers, directors and other Employees, outstanding convertible securities (including the Series D Stock) and warrants, and in connection with dividends declared on shares of Common Stock payable in shares of Common Stock, no shares of the capital stock of Issuer are reserved for issuance. On the date hereof, other than the Shares, the IRSA Exchange Shares and shares of Common Stock to be issued under Issuer’s equity compensation plans or arrangements for officers, directors and other Employees, or outstanding convertible securities and warrants, Issuer has no obligation to issue any additional shares of its capital stock, or securities convertible into or exchangeable for shares of its capital stock. None of the shares of capital stock of Issuer outstanding on the date hereof has been issued in violation of any preemptive rights of the current or past shareholders of Issuer. On the date hereof, other than as set forth above, no rights relating to the purchase of capital stock of any class or series of Issuer are issued or outstanding nor are there any agreements, written or oral, providing for the issuance of any rights relating to the capital stock of any class or series of Issuer. With the exception of accrued and unpaid dividends on shares of Preferred Stock on the date hereof, all dividends required to be paid on Issuer’s capital stock have been paid.

(c) All of the issued and outstanding capital stock, membership interests or partnership interests of Issuer’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by Issuer, free and clear of any Liens, except as set forth in the SEC Reports and except for such Liens that could not reasonably be expected to have or result in a Material Adverse Effect.

2.9 Shares.

The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and non-assessable and will be issued in compliance with federal and state securities Laws. None of the Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Issuer.

2.10 Litigation.

There is no Litigation before or by any court or other Governmental Body currently pending, or, to the knowledge of Issuer, threatened against or adversely affecting Issuer or its Subsidiaries, their business or any of their respective assets or properties, at law or in equity, which is required to be disclosed in the SEC Reports (other than as disclosed therein), or which could reasonably be expected to have or result in a Material Adverse Effect or would materially and adversely affect the consummation of this Agreement or the transactions contemplated herein.

2.11 No Conflicts.

Neither Issuer nor any of its Subsidiaries is in violation of its respective articles of incorporation or other organizational document, or its code of regulations or bylaws, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its respective properties may be bound, where such defaults could reasonably be expected to have or result in a Material Adverse Effect; and the execution and delivery of this Agreement and the consummation of the issuance and sale of the Shares contemplated herein have been duly authorized by all necessary corporate action, and compliance by Issuer with its obligations hereunder will not conflict with or constitute a breach of, or default under (or constitute a default which with the passage of time or giving of notice, or both, would constitute an event of a default), or result in the creation or imposition of any Lien upon any properties or assets of Issuer or its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Issuer or any of its Subsidiaries is a party or by which it may be bound or to which any of the properties or assets of Issuer or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of their respective articles of incorporation or other organizational document, or their respective code of regulations or bylaws, as the case may be, or, to the knowledge of Issuer, any Law or Order; and no Consent or Order of any court or Governmental Body is required for the consummation by Issuer of the issuance and sale of the Shares contemplated by this Agreement, except such as has been or will be obtained or as may be required under the Securities Act, the Exchange Act and state securities Laws in connection with the transactions contemplated hereby.

2.12 Compliance with Laws; Permits and Orders.

Neither Issuer nor any of its Subsidiaries is engaged in any activity or has omitted to take any action that is or creates a violation of any Law applicable to Issuer or such Subsidiary, except where such violation could not reasonably be expected to have or result in a Material Adverse Effect. Neither Issuer nor any of its Subsidiaries is subject to any Order which has had or could reasonably be expected to have or result in a Material Adverse Effect. Issuer and its Subsidiaries possess all Permits necessary for the lawful operation of their business as presently conducted and are in compliance with all such Permits and all applicable Laws and Orders where a failure to have such Permits or to so comply could reasonably be expected to have or result in a Material Adverse Effect. Neither Issuer nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have or result in a Material Adverse Effect. To the knowledge of Issuer, no officer, director or Employee of Issuer or any of its Subsidiaries is subject to any Order that prohibits such officer, director or Employee from engaging in or continuing any conduct, activity, or practice relating to Issuer, its Subsidiaries or their respective businesses except where such prohibition could not reasonably be expected to have or result in a Material Adverse Effect. To the knowledge of Issuer, neither Issuer nor any of its Subsidiaries has at any time during the last five years (a) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of Law or (b) made any payment to any federal, state or local governmental, regulatory or administrative officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by the Laws of the United States or any jurisdiction thereof. Neither Issuer nor any of its Subsidiaries has received at any time any written notice or other written communication from any Governmental Body or any other Person regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or (b) any actual, alleged, possible, or potential obligation on the part of Issuer or any of its Subsidiaries to undertake, or to bear all or any portion of any Liability related to, any non-environmental remedial action of any nature, where such violation or obligation could reasonably be expected to have or result in a Material Adverse Effect.

2.13 Authorization.

Issuer’s Board of Directors has approved this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including the Redemption. Issuer has the full right, power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations under this Agreement and the Ancillary Agreements, including the issuance and sale of the Shares pursuant to this Agreement, the issuance and sale of the IRSA Exchange Shares pursuant to the IRSA Exchange Agreement and the Redemption; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the Ancillary Agreements has been duly and validly taken. No approval of Issuer’s shareholders is required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements represent valid and binding obligations of Issuer, enforceable against Issuer in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally, by the exercise of judicial discretion in accordance with equitable principles and by public policy to the extent that any provision relates to indemnification, contribution or exculpation.

2.14 REIT Status.

Issuer has been subject to taxation as a real estate investment trust (“REIT”) within the meaning of Sections 856 and 857 of the Code and has qualified as a REIT since its first taxable year through December 31, 2015, has been organized and operated since December 31, 2015 to the date of this representation as a REIT and intends to continue be organized and to operate in such a manner as to qualify as a REIT for its taxable year ending December 31, 2016, and has not taken or failed to take any action where such action or failure to take action could result in a challenge to its taxation or qualification as a REIT, and no such challenge is pending or threatened.

2.15 Investment Company Act.

Neither Issuer nor any of its Subsidiaries is, or will be immediately after the consummation of the issuance and sale of the Shares contemplated by this Agreement or the issuance and sale of the IRSA Exchange Shares contemplated by the IRSA Exchange Agreement, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

2.16 Registration Rights.

There are no Persons with registration or other similar rights to have any equity or debt securities of Issuer or any affiliate (as defined in Rule 501(b) of Regulation D) registered for sale under a registration statement, except for rights contained in the Investor Rights Agreement and the IRSA Registration Rights Agreement.

2.17 No Stabilization or Manipulation.

None of Issuer or any of its Subsidiaries or, to Issuer’s knowledge, any of the officers and directors thereof acting on Issuer’s or such Subsidiaries’ behalf has taken, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Common Stock.

2.18 Property.

Except as described in the SEC Reports: (a) Issuer or its Subsidiaries have good and marketable title or leasehold interest, as the case may be, to the Portfolio Properties described in the SEC Reports as being owned by Issuer or its Subsidiaries (except with respect to properties described in the SEC Reports as being held by Issuer through joint ventures), in each case free and clear of all Liens and defects (collectively, “Defects”), except where such Defects could not reasonably be expected to have or result in a Material Adverse Effect; (b) the joint venture interest in each Portfolio Property described in the SEC Reports as being held by Issuer through a joint venture is owned free and clear of all Defects except for such Defects that could not reasonably be expected to have or result in a Material Adverse Effect; (c) all Liens on or affecting the Portfolio Properties of Issuer or its Subsidiaries are disclosed in the SEC Reports, except for any such interests that could not reasonably be expected to have or result in a Material Adverse Effect; (d) none of Issuer, its Subsidiaries or, to the knowledge of Issuer, any lessee of any of the Portfolio Properties is in default under any of the leases governing the Portfolio Properties, except such defaults that could not reasonably be expected to have or result in a Material Adverse Effect, and Issuer does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that could not reasonably be expected to have or result in a Material Adverse Effect; (e) assuming that the contracts are valid and binding obligations of the Third Parties party thereto, all contracts of

Issuer and any Subsidiary relating to franchising or the provision of property management or similar services are enforceable by and in the name of Issuer or a Subsidiary, as the case may be, except as could not reasonably be expected to have or result in a Material Adverse Effect; (f) each of the Portfolio Properties complies with all applicable Law, except for such failures to comply that could not reasonably be expected to have or result in a Material Adverse Effect; and (g) neither Issuer nor any Subsidiary has any knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction or access to the Portfolio Properties, except such proceedings, changes, or actions that could not reasonably be expected to have or result in a Material Adverse Effect.

2.19 Title Insurance.

Issuer or its Subsidiaries have title insurance on each of the Portfolio Properties (except with respect to each property described in the SEC Reports as held by Issuer through a joint venture): (a) insuring that Issuer or the applicable Subsidiary has good and marketable title (or leasehold interest) to the applicable Portfolio Property, free and clear of all Defects other than such Defects as could not reasonably be expected to have or result in a Material Adverse Effect, and (b) in an amount as is commercially reasonable for such Portfolio Property and consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties except, in each case, where the failure to have such title insurance could not reasonably be expected to have or result in a Material Adverse Effect. The joint venture owning each property described in SEC Reports as held by Issuer through a joint venture has title insurance on such property: (i) insuring that such joint venture has good and marketable title (or leasehold interest) to the applicable Portfolio Property, free and clear of all Defects other than such Defects as could not reasonably be expected to have or result in a Material Adverse Effect, and (ii) in an amount as is commercially reasonable for such Portfolio Property and consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, except in each case, where the failure to have such title insurance could not reasonably be expected to have or result in a Material Adverse Effect.

2.20 Mortgages and Deeds of Trust.

The notes secured by the mortgages and deeds of trust encumbering the Portfolio Properties (except with respect to each property described in the SEC Reports as held by Issuer through a joint venture) are not convertible, and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property that is not a Portfolio Property, except where such cross-default or cross-collateralization, if triggered, could not reasonably be expected to have or result in a Material Adverse Effect.

2.21 Environmental Laws.

Except as disclosed in writing to Purchaser, (a) with respect to the Portfolio Properties there (i) is, to Issuer’s knowledge, no unlawful presence of any Hazardous Materials in violation of Environmental Laws, and (ii) are, to Issuer’s knowledge, no spills, releases, discharges or disposals of Hazardous Materials in violation of Environmental Laws that have occurred or are presently occurring as a result of any construction on or operation and use of the Portfolio Properties, which presence or occurrence in (i) or (ii) above could reasonably be expected to have or result in a Material Adverse Effect; (b) in connection with the construction on or operation and use of the Portfolio Properties, Issuer represents that Issuer has no knowledge of (i) any failure to comply with all applicable Environmental Laws except where such failure could not reasonably be expected to have or result in a Material Adverse Effect, (ii) the receipt by Issuer or any Subsidiary of any written notice of a claim pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from any Portfolio Property that could reasonably be expected to have or result in a Material Adverse Effect, (iii) the receipt by Issuer or any Subsidiary of any written notice from any Governmental Body claiming any violation of any Environmental Law that could reasonably be expected to have or result in a Material Adverse Effect, or (iv) the inclusion or proposed inclusion of any Portfolio Property on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., by the EPA, on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, or on any similar list published by any Governmental Body of contaminated sites potentially requiring removal, remediation, or response action pursuant to any other Environmental Law, except where such inclusion could not reasonably be expected to have or result in a Material Adverse Effect; and (c) to Issuer’s knowledge, Issuer has received and is in compliance with all Environmental Permits in connection with Issuer’s operation and use of the Portfolio Properties, except where such noncompliance could not reasonably be expected to have or result in a Material Adverse Effect.

2.22 Internal Accounting and Other Controls.

Issuer and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Issuer has no material weaknesses in its internal control over financial reporting and, except as described in the SEC Reports, since the end of Issuer’s most recent audited fiscal year, there has been no change in Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Issuer’s internal control over financial reporting.

2.23 Disclosure Controls.

Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act of 2002, the Securities Act and the Exchange Act.

2.24 Insolvency; Financial Covenants.

(a) After giving effect to the issuance and sale of the Shares contemplated by this Agreement and the issuance and sale of the IRSA Exchange Shares and the IRSA Promissory Note contemplated by the IRSA Exchange Agreement, neither Issuer nor any of its Subsidiaries will: (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay as they become due. Issuer reasonably believes, based on discussions with representatives of KPMG LLP as of a recent date, that Issuer will receive an opinion from KPMG LLP with respect to its financial statements as of and for the year ending December 31, 2015 that will not contain any “going concern” determination, whereby the independent auditors expressed substantial doubt as to Issuer’s ability to continue to meet its obligations for the next 12 months.

(b) After giving effect to the transactions contemplated by this Agreement and the IRSA Exchange Agreement, neither Issuer nor any of its Subsidiaries is or will be in breach of any financial covenant contained in any indebtedness that could reasonably be expected to have or result in a Material Adverse Effect; nor does Issuer have knowledge of any existing condition, including the transactions contemplated by this Agreement, that will, with the passage of time, result in a default under any indebtedness.

2.25 Absence of Labor Dispute.

Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect: (a) neither Issuer nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is (i) no unfair labor practice complaint pending or, to the best knowledge of Issuer, threatened against Issuer or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of Issuer, threatened against Issuer or any of its Subsidiaries, and (iii) no union representation dispute currently existing concerning the employees of Issuer or any of its Subsidiaries or, to the best knowledge of Issuer, the employees of management companies that operate Issuer’s hotels (the “Management Companies”); and (c) to best knowledge of Issuer, (i) no union organizing activities are currently taking place concerning the employees of Issuer or any of its Subsidiaries and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of Issuer or any of its Subsidiaries or the Management Companies.

2.26 Use of Proceeds.

Issuer shall use the proceeds received from the transactions contemplated herein for the purpose of effecting the Redemption. Any proceeds that remain following such redemptions shall be used to fund Issuer’s acquisition of new limited service hotel properties.

2.27 No Finder’s Fees.

Except as previously disclosed to Purchaser, Issuer has not incurred (directly or indirectly) nor shall it incur, directly or indirectly, any Liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement, the IRSA Exchange Agreement or the transactions contemplated hereby or thereby.

2.28 Insurance.

Issuer and its Subsidiaries, their assets and properties and their Employees are insured under various policies of general liability and other forms of insurance, which policies are of the type and in the amounts customary and adequate for their business.

2.29 Absence of Undisclosed Liabilities.

Issuer and its Subsidiaries have no material Undisclosed Liabilities.

2.30 Taxes.

(a) All Tax Returns required to be filed by or on behalf of Issuer or any Subsidiary have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete, and correct in all respects, except, other than with respect to federal income Tax Returns of Issuer, where such failure to file or failure to be true, complete, and correct could not reasonably be expected to have or result in a Material Adverse Effect. All Taxes payable by or on behalf of Issuer or any Subsidiary have been fully and timely paid (whether or not shown on any Tax Return), except where such failure to fully and/or timely pay could not reasonably be expected to have or result in a Material Adverse Effect. With respect to any period for which Tax Returns of or relating to Issuer or any of its Subsidiaries have not yet been filed or for which Taxes are not yet due or owing, Issuer has made due and sufficient accruals for such material Taxes on the face of the most recent balance sheet included in the financial statements of Issuer and on its Books and Records. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of Issuer and each Subsidiary, except where such failure to make such payments could not reasonably be expected to have or result in a Material Adverse Effect. Issuer has not incurred any Liability for Taxes under Section 857(b), 860(c), or 4981 of the Code. There are no Liens as a result of any unpaid Taxes upon any of the assets of Issuer or any of its Subsidiaries, except for such Liens as could not reasonably be expected to have or result in a Material Adverse Effect. Except as previously disclosed to Purchaser, neither Issuer nor any of its Subsidiaries is the subject of any audit, examination or other proceeding in respect of Taxes, and neither Issuer nor any of its Subsidiaries has received written notice that it is the subject of any audit, examination or other proceeding in respect of Taxes by any Taxing Authority. No deficiencies for any Taxes have been proposed, asserted or assessed against Issuer or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except where such deficiencies could not reasonably be expected to have or result in a Material Adverse Effect.

(b) Each of Issuer and its Subsidiaries has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws, except where such failure to comply, withhold or pay could not reasonably be expected to have or result in a Material Adverse Effect.

(c) Issuer and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(d) Neither Issuer nor any of its Subsidiaries have participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction, or any listed transaction as defined in Treasury Regulation Section 1.6011-4(b)(2).

(e) Neither the Issuer nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(f) The Issuer has not engaged in any transactions that would give rise to “redetermined rents” or “excess interest” or “redetermined deductions” or “redetermined TRS service income” described in Section 857(b)(7) of the Code.

(g) The Issuer has never paid any “preferential dividends” within the meaning of Section 562 of the Code.

(h) For purposes of this Section 2.30, any reference to Issuer or its Subsidiaries shall be deemed to include any Person which merged with or was liquidated into Issuer or any Subsidiary of Issuer.

2.31 No Registration.

(a) Assuming the accuracy of the representations and warranties of Purchaser contained in Article 3 hereof and Purchaser’s compliance with its agreements set forth herein, it is not necessary in connection with the offer, issuance, sale and delivery of the Shares in the manner contemplated by this Agreement to register the offer or sale of any of the Shares under the Securities Act.

(b) Assuming the accuracy of the representations and warranties of IRSA in the IRSA Exchange Agreement and its compliance with its agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the IRSA Exchange Shares and the IRSA Promissory Note in the manner contemplated by the IRSA Exchange Agreement to register the offer or sale of any of the IRSA Exchange Shares or the IRSA Promissory Note under the Securities Act.

2.32 Certain Information.

All information provided by Issuer to Purchaser or Purchaser’s representatives in connection with the transactions contemplated by this Agreement, regardless of when provided, is true and correct in all material respects.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Issuer as follows:

3.1 Authority.

Purchaser has full power and authority to enter into this Agreement. This Agreement is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally, and by the exercise of judicial discretion in accordance with equitable principles.

3.2 Brokers and Finders.

Neither Purchaser nor any other member of the StepStone Group has incurred any Liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

3.3 Securities Act.

Purchaser is acquiring the Shares for its own account and not with a view towards their distribution within the meaning of Section 2(a)(11) of the Securities Act in any manner that would be in violation of the Securities Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

3.4 Beneficial Ownership of Common Stock.

As of the date hereof, neither Purchaser nor any other member of the StepStone Group is the Beneficial Owner of (a) any Common Stock or (b) any securities or other instruments representing the right to acquire Common Stock. Other than pursuant to the Investor Rights Agreement, neither Purchaser nor any other member of the StepStone Group has a formal or informal agreement, arrangement or understanding with any Person (other than Issuer) to acquire, dispose of or vote any securities of Issuer.

3.5 Availability of Funds.

Purchaser has available cash in an amount sufficient for Purchaser to pay the aggregate Purchase Price for the Shares and all fees, expenses and other amounts contemplated to be paid by Purchaser in connection with the transactions contemplated by this Agreement.

3.6 Securities Offering Exemption

(a) Purchaser is an “accredited investor” as defined in Rule 501(a)(3) under the Securities Act.

(b) Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Issuer is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares without registration under the Securities Act.

(c) Purchaser understands that its investment in the Shares involves risk. Purchaser (a) is able to fully bear the economic risk of an investment in the Shares, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Shares and (c) has had an opportunity to ask questions of and receive answers from the officers of Issuer concerning the financial condition and business of Issuer and others matters related to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its representatives shall modify, amend or affect Purchaser’s right to rely on Issuer’s representations and warranties contained in Article 2 above. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(d) Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.7 Legends.

Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities Laws or the Articles of Incorporation, any certificates or other instruments representing the Shares, and any certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear customary legends referencing such restrictions on transferability and the legend set forth in Article IX, Section E of the Articles of Incorporation, and that Issuer shall make a notation on its records and give instructions to Issuer’s transfer agent in order to implement the restrictions on transfer set forth and described herein.

ARTICLE 4 DELIVERIES

4.1 Deliveries of Issuer. In addition to evidence of issuance of the Shares contemplated by Section 1.4, on the date hereof, Issuer has delivered to Purchaser the following:

(a) copies of all authorizations, Orders or Consents of any Governmental Body required to consummate the issuance and sale of the Shares to Purchaser and the issuance and sale of the IRSA Exchange Shares and the IRSA Promissory Note to IRSA;

(b) a certificate of the Secretary or Assistant Secretary of Issuer containing a true and correct copy of the resolutions duly adopted by Issuer’s Board of Directors, approving and authorizing this Agreement, the IRSA Exchange and the Redemption, which certificate also certifies that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect;

(c) a certificate of incumbency of Issuer executed by the Secretary or Assistant Secretary of Issuer listing the officers of Issuer authorized to execute the Agreement and the Ancillary Agreements, which certificate also certifies as to the authority of each such officer to execute the agreements, documents, and instruments on behalf of Issuer in connection with the consummation of the transactions contemplated hereby and thereby;

(d) (i) a copy of the Articles of Incorporation of Issuer, certified as of a recent date by the Maryland Division of Assessments and Taxation, and a copy of the bylaws of Issuer, certified as of the date hereof by the Secretary or Assistant Secretary of Issuer; (ii) copies of the articles of incorporation or similar organizational document, as amended, of each Significant Subsidiary, certified as of a recent date by the Secretary of State of the state under the Laws of which the Significant Subsidiary is incorporated or organized, and copies of the code of regulations, bylaws, or similar operating document of each Significant Subsidiary, as amended, certified as of the date hereof by the Secretary or Assistant Secretary of the Significant Subsidiary; and (iii) certificates of status, good standing or existence with respect to Issuer and each Significant Subsidiary from the Secretary of State of the state under the Laws of which Issuer or such Significant Subsidiary is incorporated, organized, as applicable, and of each other state in which Issuer is qualified or registered to do business, dated as of a recent date.

(e) a copy of the waiver agreement, dated the date hereof (the “Waiver Agreement”), between Issuer and Purchaser, relating to the waiver by Issuer’s Board of Directors of the provisions of the Articles of Incorporation necessary to consummate the issuance and sale of the Shares pursuant to this Agreement, the IRSA Exchange Shares and the IRSA Promissory Note pursuant to the IRSA Exchange Agreement and the Redemption, duly executed by Issuer;

(f) the opinion of McGrath North Mullin & Kratz, PC LLO, counsel to Issuer, relating to specified corporate and legal matters;

(g) the opinion of McGrath North Mullin & Kratz, PC LLO, counsel to Issuer, that commencing with its first taxable year through the taxable year ended December 31, 2015, Issuer has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that Issuer’s organization (taking into account the issuance and sale of the Shares pursuant to this Agreement, the issuance and sale of the IRSA Exchange Shares pursuant to the IRSA Exchange Agreement and the Redemption) and present and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2016 and thereafter (with customary exceptions, assumptions and qualifications and based upon customary representations);

(h) a copy of the investor rights agreement, dated the date hereof (the “Investor Rights Agreement”), between Issuer and Purchaser, addressing the respective rights of Purchaser to representation on Issuer’s Board of Directors and to the registration of the resale of the shares of Common Stock into which the Shares are convertible under the Securities Act, duly executed by Issuer;

(i) a copy of the escrow agreement, dated the date hereof (the “Escrow Agreement”), among Issuer, Purchaser and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”), providing for deposit of the Redemption Escrow Amount into an account (the “Escrow Account”) maintained pursuant to the Escrow Agreement (as defined herein), with such amount to be released in connection with the satisfaction of Issuer’s obligations pursuant to the Redemption, duly executed by Issuer and the Escrow Agent;

(j) evidence satisfactory to Purchaser that Issuer’s Board of Directors shall have approved the appointment of three directors identified by Purchaser and reasonably satisfactory to Issuer, to fill vacancies on Issue’s Board of Directors, and shall have expanded Issuer’s Board of Directors if necessary to create such vacancies, which appointments and expansion shall be effective on the date hereof;

(k) a copy of the IRSA Exchange Agreement duly executed by Issuer and IRSA, together with evidence satisfactory to Purchaser that the IRSA Exchange has been consummated in accordance with the terms of the IRSA Exchange Agreement; and

(l) duly executed notices of redemption relating to the Redemption of the Series A Stock and Series B Stock, respectively, which Redemption shall be effective no later than 34 days after the date hereof.

4.2 Deliveries of Purchaser. In addition to delivery of the aggregate Purchase Price to the Escrow Agent as contemplated by Section 1.3, on the date hereof, Purchaser has delivered to Issuer the following:

(a) a copy of the Investor Rights Agreement, duly executed by Purchaser;

(b) a copy of the Escrow Agreement, duly executed by Purchaser.

ARTICLE 5 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

5.1 Confidentiality.

The Information has been disclosed to Purchaser solely for Purchaser’s use in completing its analysis incidental to this Agreement, and Purchaser agrees that its use of the Information shall be governed by the terms and conditions of the Confidentiality Agreement.

5.2 Public Announcements.

Issuer and Purchaser shall consult with each other before issuing any press releases or otherwise making any public statements or filings with any Governmental Body with respect to this Agreement or the transactions contemplated hereby, shall modify any portion thereof if the other Party reasonably objects thereto, and shall not issue any press releases or make any public statements or filings with any Governmental Body prior to such consultation, unless the same may be required by applicable Law or the rules and regulations of The NASDAQ Stock Market. For the avoidance of doubt, Issuer shall be required to consult with Purchaser before disclosing or describing this Agreement or transactions contemplated hereby in (a) filings with the Commission, including disclosures or descriptions contained in any Current Report on Form 8-K announcing the entry into this Agreement, or (b) scripted conference calls specifically designed to discuss this Agreement or the transactions contemplated hereby or analyst conference or meetings.

ARTICLE 6 GENERAL PROVISIONS

6.1 Definitions.

(a) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Term	Section
Agreement	Initial Paragraph
Commission	Recitals
Common Stock	2.1
Defects	2.18
Escrow Account	4.1(i)
Escrow Agent	4.1(i)
Escrow Agreement	4.1(i)
Investor Rights Agreement	4.1(h)

Term	Section
IRSA	Recitals
IRSA Exchange	Recitals
IRSA Exchange Agreement	Recitals
IRSA Exchange Shares	Recitals
Issuer	Initial Paragraph
Management Companies	2.25
Material Adverse Change	2.3
Material Adverse Effect	2.3
Preferred Stock	2.8(a)
Purchase Price	1.2
Purchaser	Initial Paragraph
Redemption	Recitals
Redemption Escrow Amount	1.3(a)
REIT	2.14
Securities Act	Recitals
Series A Stock	2.8(a)
Series B Stock	2.8(a)
Series C Stock	2.8(a)
Shares	Recitals
Significant Subsidiary	2.7
Waiver Agreement	4.1(e)

(b) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

(i) “Ancillary Agreements” means the Waiver Agreement, the Investor Rights Agreement, the Escrow Agreement and the IRSA Exchange Agreement.

(ii) “Articles of Incorporation” means Issuer’s Amended and Restated Articles of Incorporation, as amended July 15, 2015.

(iii) “Beneficial Ownership” shall have the meaning ascribed to it in Issuer’s Articles of Incorporation. The terms “Beneficial Owner,” “Beneficially Own,” and “Beneficially Owned” shall have the correlative meanings.

(iv) “Books and Records” means all existing data, databases, books, records, correspondence, business plans and projections, tenant and vendor lists, files and papers.

(v) “Business Day” means any day on which national banks are open for business in the City of New York.

(vi) “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

(vii) “Confidentiality Agreement” means the Master Confidentiality Agreement, dated September 29, 2015, between StepStone Group Real Estate LP and Issuer.

(viii) “Consent” means any consent, approval, authorization, clearance, exception, waiver or similar affirmation by any Person required pursuant to any contract, Law, Order or Permit.

(ix) “Employees” means all employees of Issuer or any Subsidiary of Issuer.

(x) “Environmental Law” means any and all statutes, codes, laws (including common law), ordinances, agency rules, regulations, and reporting or licensing requirements relating to pollution or protection of human health (with respect to exposure to Hazardous Materials) or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), or emissions, discharges, releases, or threatened releases of, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of, any Hazardous Material, including, (A) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq.; (B) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq.; (C) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (D) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (E) the Clean Water Act (33 U.S.C. §1251 et seq.); (F) the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (G) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (H) the Safe Drinking Water Act (41 U.S.C. §300f et seq.); (I) any state, county, municipal or local Laws similar or analogous to the federal Laws listed in parts (A)-(H) of this subparagraph, (J) any amendments to the Laws listed in parts (A)-(I) of this subparagraph, and (K) any Laws or Orders adopted pursuant to or implementing the Laws listed in parts (A)-(J) of this subparagraph.

(xi) “Environmental Permits” means Permits, Licenses, approvals, Consents, Orders, and authorizations which are required under Environmental Laws in connection with Issuer’s operations and business or the ownership, use, or lease of Issuer’s assets or properties.

(xii) “EPA” means the United States Environmental Protection Agency.

(xiii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(xiv) “Executive Officer” means, with respect to Issuer, any “officer” (as such term is defined in Rule 16a-1(f) under the Exchange Act) of Issuer.

(xv) “GAAP” means generally accepted accounting principles as employed in the United States of America, applied consistently with prior periods and with Issuer’s historical practices and methods, provided that standards of materiality applicable to Issuer shall be employed without regard to standards of materiality used by Issuer in prior periods, and provided further, that Issuer’s historical practices and methods shall not be consistently applied to the extent they are not in accordance with GAAP.

(xvi) “Governmental Body” means any government or governmental entity or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

(xvii) “Hazardous Materials” means (A) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (B) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

(xviii) “Information” means information or documentation owned by Issuer which information may include, but is not necessarily limited to, financial data, business plans, personnel information (to the extent permitted under applicable Law), drawings, samples, devices, trade secrets, technical information, results of research and other data in either oral or written form; provided, however, that “Information” does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its representatives, (B) was lawfully within Purchaser’s possession prior to its being furnished to Purchaser by or on behalf of Issuer, provided further that the source of such information was not known by Purchaser to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Issuer or any other Person with respect to such information, or (C) is developed by Purchaser after initial disclosure by Issuer.

(xix) “IRS” means the Internal Revenue Service of the United States of America.

(xx) “IRSA Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 1, 2012, among Real Estate Strategies L.P., IRSA and Issuer.

(xxi) “Law” means any code, directive, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute, including those promulgated, interpreted, or enforced by any Governmental Body.

(xxii) “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course of Business) of any type, secured or unsecured whether accrued, absolute or contingent, direct or indirect, liquidated or unliquidated, matured or unmatured, known or unknown or otherwise.

(xxiii) “License” means any license, franchise, notice, permit, easement, right, certificate, authorization, or approval to which any Person is a party or that is or may be binding on any Person or its securities, property or business.

(xxiv) “Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, right of way, security interest, title retention or other security arrangement, on, or with respect to any property or property interest.

(xxv) “Litigation” means any suit, action, administrative or other audit (other than regular audits of financial statements by outside auditors), proceeding, arbitration, cause of action, charge, claim, complaint, compliance review, criminal prosecution, grievance inquiry, hearing, inspection, investigation (governmental or otherwise), before any Governmental Body.

(xxvi) “Order” means any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Body to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

(xxvii) “Ordinary Course of Business” means the following: an action taken by a Person shall be deemed to have been taken in the Ordinary Course of Business only if that action: (A) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (B) does not require authorization by the shareholders of such Person (or by any Person or group of Persons exercising similar authority).

(xxviii) “Party” means any party hereto and “Parties” means all parties hereto.

(xxix) “Permit” means any Governmental Body approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

(xxx) “Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

(xxxi) “Portfolio Properties” means the portfolio properties, including, without limitation, shopping centers, residential properties, office buildings and business centers (including, without limitation, centers owned through unconsolidated joint ventures and other than are otherwise consolidated by Issuer) and undeveloped land described in the SEC Reports as being owned by Issuer or its Subsidiaries.

(xxxii) “StepStone Group” means StepStone Group Real Estate LP and its controlled affiliates.

(xxxiii) “Subsidiary” of a Person means any business entity of which the Person either (A) owns or controls 50% or more of the outstanding equity securities, either directly or indirectly, (provided there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (B) in the case of partnerships, serves as a general partner, (C) in the case of a limited liability company, serves as a managing member, or (D) otherwise has the ability to elect a majority of the directors, trustees, managing members or others thereof.

(xxxiv) “Tax” means any federal, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, License, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Body, including any interest, penalties, and additions imposed thereon or with respect thereto, and including Liability for the taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign Law) as a transferee or successor, by contract, or otherwise.

(xxxv) “Tax Return” means any return (including any informational return) report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of compliance with any legal requirement relating to any Tax.

(xxxvi) “Taxing Authority” means the IRS and any other federal, state, local or foreign Governmental Body responsible for the administration of any Tax.

(xxxvii) “Third Party” means any Person other than a Party.

(xxxviii) “Undisclosed Liabilities” means any Liability that is not fully reflected or reserved against in Issuer’s financial statements.

6.2 Fees and Expenses.

Except as otherwise specifically provided below or elsewhere in this Agreement, regardless of whether the transactions contemplated by this Agreement are consummated, Issuer and Purchaser each shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement.

6.3 Notices.

All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by e-mail) and shall be delivered (a) in person or by courier or overnight service, or (b) by e-mail with a copy delivered as provided in clause (a), as follows:

If to Issuer:

1800 West Pasewalk Ave., Suite 200

Norfolk, Nebraska 68701

Attention: Chief Executive Officer

Telephone: (402) 371-2520

E-mail: bblackham@trustcondor.com

with a copy (which shall not constitute notice) to:

1800 West Pasewalk Ave., Suite 200

Norfolk, Nebraska 68701

Attention: Chief Financial Officer

Telephone: (402) 371-2520

E-mail: jgantt@trustcondor.com

Guy Lawson

McGrath North Mullin & Kratz, PC LLO

First National Tower, Suite 3700

1601 Dodge Street

Omaha, Nebraska 68102

Telephone: (402) 633-1402

E-mail: glawson@mcgrathnorth.com

If to Purchaser:

StepStone Group Real Estate LP

150 California Street, Suite 850

San Francisco, California 94111

Attention: Brendan MacDonald / Jason Ment

Telephone: (415) 318-7982

E-mail: bmacdonald@stepstoneglobal.com; JMent@stepstoneglobal.com with a copy (which shall not constitute notice) to:

Jones Day

77 W. Wacker Dr.

Chicago, Illinois 60601

Attention: Brad Brasser

Telephone: (312) 269-4252

E-mail: bcbrasser@jonesday.com

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 6.3. Any Party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by e-mail transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

6.4 Assignment

Any assignment under this Agreement by any of the Parties hereto shall be void, invalid and of no effect without the written consent of the other Party; provided, however, that Purchaser may assign its rights under this Agreement, in whole or in part, to any Person who is a member of the StepStone Group so long as the assignee(s) agree to be bound in writing by the terms and conditions of this Agreement; provided further that such assignment shall not prevent Issuer’s Board of Directors from issuing the waiver, does not cause Issuer to violate the 5/50 Rule or cause Issuer to not be “domestically controlled” as defined in the Foreign Investment in Real Property Tax Act of 1980, as amended, and the rules and regulations thereunder.

6.5 No Benefit to Others.

The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any Third Party beneficiary or any other rights on any other Persons.

6.6 Headings and Gender; Construction; Interpretation.

(a) The table of contents and the captions and section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to “Section” or “Article” shall be deemed to be references to a Section or Article of this Agreement.

(b) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

(c) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Purchaser or Issuer, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the Parties.

6.7 Counterparts.

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one counterpart has been signed by each Party and delivered to the other Party hereto.

6.8 Integration of Agreement.

(a) This Agreement and the exhibits and the other agreements contemplated by this Agreement, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, oral and written, between the Parties with respect to the subject matter hereof.

(b) Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the Party against which the enforcement of such change, waiver, discharge or termination is sought. The failure or delay of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any Party of any condition of this Agreement, or the breach of any term of this Agreement or the inaccuracy or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

6.9 Waiver.

The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power, privilege. To the maximum extent permitted by applicable Law, no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

6.10 Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New York. The Parties agree and acknowledge that the State of New York has a reasonable relationship to the Parties and/or this Agreement. As to any dispute or Litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the Parties hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York. If jurisdiction is not present in federal court, then the Parties hereby agree and consent to the jurisdiction of the state courts of New York County, New York. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any Litigation brought in such court, (b) any claim that any Litigation brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

6.11 Partial Invalidity.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. To the extent the deemed deletion of the invalid, illegal or unenforceable provision or provisions is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement, the Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

6.12 Survival.

The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

6.13 Specific Enforcement.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONDOR HOSPITALITY TRUST, INC.

By:	/s/ J. William Blackham
Name:	J. William Blackham
Title:	President and CEO

SREP III FLIGHT – INVESTCO, L.P.

By:	/s/ Jason Ment
Name:	Jason Ment
Title:	Partner and General Counsel

Schedule I

Supertel Hospitality REIT Trust (MD)

Supertel Limited Partnership (VA)

SPPR-South Bend, LLC (DE)

CDOR San Spring, LLC (DE)

SPPR-Hotels, LLC (DE)

SPPR-Dowell, LLC (DE)

CDOR Jax Court, LLC (DE)

CDOR Atl Indy, LLC (DE)

TRS Leasing, Inc. (VA)